                              EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of August 11, 2005 (the "Effective
Date") by and between THE WARNACO GROUP, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and STANLEY P. SILVERSTEIN (the
"Executive").

                                   WITNESSETH:

     WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement embodying the terms of such continued employment and the
Executive desires to enter into this Agreement and to accept such continued
employment, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a
"Party" and together the "Parties") agree as follows:

     1. Certain Definitions.

          (a) "Affiliate" of a specified person or entity shall mean a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean:

               (i) willful misconduct by the Executive which causes material harm to the Company's interests;

               (ii) willful and material breach of duty by the Executive in the course of his employment, which, if curable, is not cured within
               10 days after Executive's receipt of written notice from the
               Company;

               (iii) willful failure by the Executive, after having been given written notice from the Company, to perform his duties other than a failure resulting from Executive's incapacity due to physical or mental illness; or

               (iv) indictment of the Executive for a felony, a crime involving moral turpitude or any other crime involving the business of the
               Company which, in the case of such crime involving the business of the Company, is injurious to the business of the Company.

     For purposes of this Cause definition, no act or failure to act, on the part of the Executive, shall be considered willful unless it is done, or omitted to be done, by him in bad faith and without reasonable belief that his action was in the best interests of the Company. The determination to terminate the
Executive's employment for Cause shall be made by the Board and prior to such determination the Executive shall have the right to appear before the Board or a committee designated by the Board.

          (d) "Change in Control" shall mean any of the following:

               (i) any "person" (as such term is used in Sections 3(a)(9) and
               13(d) of the Securities Exchange Act of 1934) or group of persons acting jointly or in concert, but excluding a person who owns more than 5% of the outstanding shares of the Company as of the date of this Agreement, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under that Act), of 50% or more of the Voting Stock of the Company;

               (ii) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other
               transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction
               beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the
               Company); or

               (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of all or substantially all of the assets of the Company.

     For purposes of this Change in Control definition, "Voting Stock" shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

          (e)  "Date of Termination" shall mean:

               (i) if the Executive's employment is terminated by the Company, the date specified in the notice by the Company to the Executive that his employment is so terminated; provided that for a
               termination for Cause such notice is delivered after the Board determination as set forth in Section 1(c) hereof;

               (ii) if the Executive voluntarily resigns his employment, 90 days after receipt by the Company of written notice that the Executive is terminating his employment or if the Company shortens the required notice period in accordance with Section 6(c), the date of termination specified in such

               notice;

               (iii) if the Executive's employment is terminated by reason of death, the date of death;

               (iv) if the Executive's employment is terminated for Disability,
               30 days after written notice is given as specified in Section
               1(f) below; or

               (v) if the Executive resigns his employment for Good Reason, 30 days after receipt by the Company of timely written notice from the Executive in accordance with Section 1(g) below unless the
               Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice.

          (f) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of 180 consecutive days as determined by a medical doctor selected by the Company and reasonably acceptable to the Executive. In no event shall any termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 15 below.

          (g) "Good Reason" shall mean the occurrence of any of the following without the Executive's prior written consent:

               (i) a material diminution by the Company in the Executive's authority, duties or responsibilities as Executive Vice
               President, Corporate Development and Chief Administrative Officer
               or the assignment to the Executive by the Company of any duties materially inconsistent with such positions;

               (ii) a reduction in (A) Base Salary or (B) Target Bonus
               opportunity as a percentage of Base Salary;

               (iii) in connection with or following a Change in Control, a change in reporting structure so that the Executive reports to someone other than the Chief Executive Officer of the Company;

               (iv) the removal by the Company of the Executive as Executive
               Vice President, Corporate Development and Chief Administrative
               Officer or the failure by the Board to elect or reelect the
               Executive as an executive officer of the Company;

               (v) requiring the Executive to be principally based at any office or location more than 50 miles from mid-town Manhattan; or

               (vi) the failure of a successor to all or substantially all of the assets of the Company to assume the Company's obligations under this Agreement either as a matter of law or in writing within 15 days after a merger, consolidation, sale or similar transaction.

     Anything herein to the contrary notwithstanding, the Executive shall not be entitled to resign for Good Reason (i) if the occurrence of the event otherwise constituting Good Reason is the result of Disability, a termination by the
Company for which notification has been given or a voluntary resignation by the
Executive other than for Good Reason and (ii) unless the Executive gives the
Company written notice of the event constituting "Good Reason" within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days after receipt of such notice.

     2. Term of Employment.

     The term of the Executive's employment hereunder shall begin on the
Effective Date and end at the close of business on the third anniversary of such date; provided, however, that the Term shall thereafter be automatically extended for additional one-year periods, unless either the Company or the
Executive gives the other written notice at least 180 days prior to the then-scheduled expiration of the Term that such Party is electing not to so extend the Term (the initial term plus any extension thereof in accordance herewith being referred to herein as the "Term"). Notwithstanding the foregoing, the Term shall end on the date on which the Executive's employment is terminated by either Party in accordance with the provisions herein.

     3. Position; Duties and Responsibilities.

     During the Term, the Executive shall be employed as Executive Vice
President, Corporate Development and Chief Administrative Officer of the Company
and shall perform such duties and responsibilities as determined by the Chief
Executive Officer. The Executive shall devote substantially all of his business time and attention to the satisfactory performance of his duties. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) subject to the reasonable approval of the Board, serving on the boards of directors of trade associations and/or charitable organizations or other business corporations (provided such service is not prohibited under Section
8(a)(i) below), (ii) engaging in charitable activities and community affairs and
(iii) managing his personal investments and affairs, provided that the activities described in the preceding clauses (i) through (iii) do not materially interfere with the proper performance of his duties and responsibilities hereunder.

     4. Compensation.

          (a) Base Salary. During the Term, the Executive shall be paid an annualized Base Salary of $525,000 ("Base Salary"), payable in accordance with the regular payroll practices of the Company, subject to annual review by the
Board (or its designee, including the Compensation Committee of the Board) in its sole discretion. During the Term the Base Salary may not be decreased without the Executive's prior written consent. The Executive shall not be entitled to any compensation for service as an officer or member of any board of directors of any Affiliate. After any increase in base salary approved by the
Board or its designee, the term "Base Salary" as used in this Agreement shall thereafter refer to the increased amount.

          (b) Annual Incentive Awards. During the Term, the Executive shall be eligible to receive an annual incentive award (provided the Executive was employed continuously during the applicable fiscal year) pursuant to the
Company's Incentive Compensation Plan, as amended (or such other annual incentive plan as may be approved by the Company's shareholders), in effect for the applicable fiscal year ("Bonus Plan"). The Executive's annual incentive award for fiscal year 2005 and thereafter shall have a target of 85% of Base
Salary ("Target Bonus"), with a potential maximum award as set forth in the
Bonus Plan, in all events based on the Executive's achievement of annual performance and other targets approved by the committee administering the Bonus
Plan. The amount and payment of any annual incentive award shall be determined in accordance with the Bonus Plan and shall be payable when bonuses for the applicable performance period are paid to other senior executives of the
Company. After any increase in the Executive's target annual bonus opportunity as a percentage of Base Salary as approved by the Board (or its designee), the term "Target Bonus" as used in this Agreement shall thereafter refer to the increased target opportunity.

          (c) Long-Term Incentive Awards. During the Term, the Executive shall be eligible to participate in the Company's equity incentive plans, including, without limitation, the 2003 and 2005 Stock Incentive Plans, as amended from time to time, and such other long-term incentive plan(s) as may be approved by the Company's shareholders from time to time ("Stock Incentive Plan"). Except as otherwise provided herein, all equity grants shall be governed by the applicable equity plan and/or award agreement. The Executive shall be subject to the equity ownership, retention and other requirements applicable to senior executives of the Company.

          (d) Supplemental Award. During the Term beginning with fiscal year
2005, provided the Executive is employed by the Company, the Executive shall be entitled to an annual award with an aggregate grant date value equal to 10% of the sum of Base Salary plus Annual Bonus as defined in this Section 4(d) if the
Executive will be less than age 60 by the end of the applicable fiscal year and
13% of such amount if the Executive will be age 60 or older by the end of the applicable fiscal year ("Supplemental Award"), with the first such award being made no later than 60 days after the Effective Date. For this purpose, Base
Salary shall be the Base Salary paid to the Executive for the fiscal year prior to the award year and Annual Bonus shall be the annual bonus awarded to the
Executive by the Board for such prior fiscal year. The Supplemental Award shall not be awarded to the Executive until after the determination by the Board of the Executive's annual bonus for the prior fiscal year (but in no event later than 60 days thereafter for any award made after fiscal year 2005) and 50% of the value of the Supplemental Award shall be awarded in the form of restricted shares pursuant to the applicable Stock Incentive Plan ("Career Shares") and 50%
shall be awarded in the form of a credit to a bookkeeping account maintained by the Company for the Executive's account (the "Notional Account"). Any Career
Shares awarded hereunder shall be governed by the applicable Stock Incentive
Plan and, if applicable, any award agreement. For purposes of this Section 4(d), each Career Share shall be valued at the closing price of a share of the
Company's common stock

("Share") on the date that the Supplemental Award is made. For the Notional
Account, the Company shall select the investment alternatives available to the
Executive under the Company's 401(k) plan. The balance in the Notional Account shall periodically be credited (or debited) with the deemed positive (or negative) return based on returns of the permissible investment alternative or alternatives under the Company's 401(k) plan as selected in advance by the
Executive (and in accordance with the applicable rules of such plan or investment alternative) to apply to such Notional Account, with such deemed returns calculated in the same manner and at the same times as the return on such investment alternative(s). The Company's obligation to pay the amount credited to the Notional Account, including any return thereon provided for in this Section 4(d), shall be an unfunded obligation to be satisfied from the general funds of the Company. Except as otherwise provided in Section 6 below or the applicable Stock Incentive Plan and provided that the Executive is employed by the Company on such vesting date, any Supplemental Award granted in the form of Career Shares will vest as follows: 50% of the Career Shares will vest on the earlier of the Executive's 62nd birthday or upon the Executive's obtaining 15 years of "Vesting Service" and 100% of the Career Shares will vest on the earliest of (i) the Executive's 65th birthday, (ii) upon the Executive's obtaining 20 years of "Vesting Service" or (iii) the 10th anniversary of the date of grant. Except as otherwise provided in Section 6 below, and provided that the Executive is employed by the Company on such vesting date, any
Supplemental Award granted as a credit to the Notional Account (as adjusted for any returns thereon) ("Adjusted Notional Account")) shall vest as follows: 50%
on the earlier of the Executive's 62nd birthday or upon the Executive's obtaining 5 years of "Vesting Service" and 100% on the earlier of the
Executive's 65th birthday and upon the Executive's obtaining 10 years of
"Vesting Service". For purposes of this Section 4(d), "Vesting Service" shall mean the period of time that the Executive is employed by the Company as an executive officer, provided that for these purposes only the Executive's service from February 4, 2003 on will be counted. Subject to Section 17(b) hereof, upon vesting the Career Shares will be delivered in the form of Shares to the
Executive. The vested balance in the Adjusted Notional Account shall not be distributed to the Executive until he ceases to be an employee of the Company and, at such time, shall only be distributed at the earliest time that satisfies the requirements of this Section 4(d). Except as otherwise provided in Section 6 hereof, if the Executive's employment is terminated for any reason, any unvested
Supplemental Awards (whether in the form of Career Shares or the Adjusted
Notional Account) shall be forfeited and any vested balance in the Adjusted
Notional Account, subject to Section 17(b) hereof, shall be paid to the
Executive in a cash lump-sum payment immediately following the Executive's
"separation from service," as defined by Section 409A(a)(2)(A)(i) of the
Internal Revenue Code of 1986, as amended (the "Code"), with the Company;
provided, however, that, except in the case of the Executive's death, if at the time of such separation from service the Executive is a "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code, such distribution shall not be made until at least six months after the date of such separation from service;
provided, further, that if the Executive's employment is terminated due to
Disability and such Disability satisfies the requirements of Section
409A(a)(2)(C) of the Code, then such distribution may be made upon termination without regard as to whether Executive was a "specified employee" at such time.
The provisions of this Section 4(d) shall survive expiration or termination of the Term.

     5. Employee Benefits.

          (a) Employee Benefit Programs. During the Term, subject to the
Company's right to amend, modify or terminate any benefit plan or program, the
Executive shall be entitled to participate in all employee savings and welfare benefit plans and programs made available to the Company's senior-level executives on a basis no less favorable than provided to other similarly-situated executives, as such plans or programs may be in effect from time to time, including, without limitation, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance. During the Term, the Executive shall also be entitled to a paid annual physical medical exam as approved by the
Company and Company-paid term life insurance with a benefit equal to $1 million, provided the Company can obtain such insurance at commercially reasonable premium levels. The Executive shall be entitled to four weeks paid vacation per calendar year.

          (b) Business Expenses. During the Term, the Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business and entertainment expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.
The Executive shall be entitled to first class air travel when traveling on
Company business.

          (c) Perquisites. The Executive shall be entitled to perquisites provided to other senior-level executives, including a monthly car allowance of up to a maximum of $1,000.

     6. Termination of Employment. The Term of this Agreement and the
Executive's employment hereunder shall terminate as of the Date of Termination in the following circumstances:

          (a) Termination Without Cause by the Company or Resignation for Good
Reason by the Executive. In the event that during the Term the Executive's employment is terminated without Cause by the Company (other than due to
Disability) or the Executive resigns for Good Reason and Section 6(d) below does not apply, the Executive shall be entitled to:

               (i) payment of Base Salary as salary continuation for the
               remainder of the applicable Term (without regard to its earlier termination hereunder), but in no event more than 24 months or less than 12 months following the Date of Termination;

               (ii) immediate vesting as of the Date of Termination of 50% of any restricted stock (other than Career Shares) that remains unvested as of the Date of Termination;

               (iii) with respect to any stock options granted on or after the
               Effective Date which are vested and outstanding as of the Date of
               Termination, continued exercisability for 12 months following the
               Date of Termination or the remainder of the option term, if shorter; and

               (iv) continued participation for the Executive and his eligible dependents in the Company's welfare benefit plans in which he and his eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event more than 24 months or less than 12 months following the Date of Termination, or (b) the date, or dates, the Executive receives equivalent coverage under the plans and programs of a subsequent employer.

          (b) Termination upon Death or due to Disability. In the event that during the Term the Executive's employment is terminated upon death or due to
Disability, the Executive (or his estate or legal representative, as the case may be) shall be entitled to:

               (i) a pro-rata annual bonus determined by multiplying the amount of the annual bonus the Executive would have received had his employment continued through the end of the fiscal year in which the Date of Termination occurs by a fraction, the numerator of which is the number of days during such fiscal year that the
               Executive was employed by the Company and the denominator of which is 365, payable when bonuses for such fiscal year are paid to other Company executives;

               (ii) immediate vesting as of the Date of Termination of 50% of any restricted stock (other than Career Shares) that remains unvested as of the Date of Termination; and

               (iii) immediate vesting as of the Date of Termination of 50% of any previously granted Supplemental Award that remains unvested as of the Date of Termination, payable in accordance with Section
               4(d) above.

          (c) Termination by the Company for Cause or a Voluntary Resignation by
the Executive. In the event that during the Term the Company terminates the
Executive's employment for Cause or the Executive voluntarily resigns, the
Executive shall be entitled to his Base Salary and benefits through the Date of
Termination. A voluntary resignation by the Executive of his employment shall be effective upon 90 days prior written notice by the Executive to the Company
("Notice Period"), subject to earlier termination by the Company in accordance herewith. Failure by the Executive to provide the required notice shall be deemed to be a breach of this Agreement. During the Notice Period, the Executive shall continue to be an employee of the Company and his fiduciary duties and other obligations as an employee of the Company shall continue. The Executive shall cooperate in the transition of his responsibilities; provided that the
Company shall have the right to direct the Executive to no longer come to work or not to perform any work for the Company during the Notice Period. If the
Company so directs, in addition to his fiduciary duties and other obligations as an employee and his commitments pursuant to Section 7 and 8 hereof, the
Executive agrees to refrain during the Notice Period from contacting any customers, clients, advertisers, suppliers, agents, professional advisors or employees of the Company or any of its Affiliates. The Company shall also have the right to shorten the Notice Period by providing written notice to the
Executive, in which event the Executive's employment shall terminate on the date stated in such notice.

          (d) Termination without Cause by the Company or Resignation for Good
Reason by the Executive Upon or Following a Change in Control. In the event that
(i) the Executive's employment is terminated without Cause by the Company (other than due to Disability) or the Executive resigns for Good Reason, in both cases upon or within one year following a Change in Control (provided the Term is still in effect or has expired during this one-year period), the Executive shall be entitled to:

               (i) an amount equal to the greater of (x) the sum of Base Salary plus Target Bonus divided by 12, with such amount then multiplied by the number of months (including any partial months) remaining in the Term (without regard to the earlier termination thereof)
               or (y) 2 times the sum of (a) Base Salary plus (b) Target Bonus, payable in a lump sum as soon as practicable following the Date of Termination (but in no event later than 60 days following such date);

               (ii) a pro-rata Target Bonus for the year of termination,
               determined by multiplying the Target Bonus by a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year in which the Date of
               Termination occurs and the denominator of which is 365, payable in a lump sum as soon as practicable following the Date of
               Termination (but in no event later than 60 days following such date);

               (iii) immediate vesting as of the Date of Termination of all outstanding equity awards (other than Career Shares), with any stock options granted on or after the Effective Date remaining exercisable for 24 months following the Date of Termination or the remainder of the option term, if shorter;

               (iv) immediate vesting as of the Date of Termination of any previously granted Supplemental Award, payable in accordance with
               Section 4(d) above; and

               (v) continued participation for the Executive and his eligible dependents in the Company's welfare benefit plans in which he and his eligible dependents were participating immediately prior to the Date of Termination until the earlier of (a) 24 months following the Date of

               Termination, or (b) the date, or dates, the Executive receives substantially equivalent coverage under the plans and programs of a subsequent employer.

          (e) Termination of the Executive's Employment by the Company Upon the
Expiration of the Term. If the Company provides written notice to the Executive in accordance with Section 2 above that the Term shall not renew and upon such expiration of the Term the Company terminates the Executive's employment under circumstances that during the Term would constitute a termination of employment without Cause, the Executive shall be entitled to the same payments, benefits and entitlements as a Termination without Cause under Section 6(a) hereof.

          (f) Other Entitlements Upon Termination of Employment. In the event of any termination of the Executive's employment, the Executive (or his estate or legal representative, as the case may be) shall be entitled to:

               (i) Base Salary through the Date of Termination;

               (ii) except for a termination of employment pursuant to Section
               6(c) above, payment of any annual bonus awarded to the Executive that remains unpaid for the fiscal year preceding the fiscal year in which the Date of Termination occurs, payable when bonuses for such performance period are paid to other Company executives;

               (iii) any Supplemental Award that is vested as of the Date of
               Termination, payable in accordance with Section 4(d) above;

               (iv) any amounts owing to the Executive but not yet paid under
               Section 5(b) and 5(c) above; and

               (v) except as otherwise provided in Section 6(g) below,
               additional entitlements or treatment, if any, in accordance with applicable plans and programs of the Company (provided that in no event shall the Executive be entitled to duplication of any payments or benefits).

          (g) Exclusivity of Benefits; Releases of Claims. Any payments provided pursuant to Section 6(a), Section 6(d) or Section 6(e) above shall be in lieu of any salary continuation arrangements under any other severance program of the
Company and in all events, the Executive shall not be entitled to duplication of any benefit or entitlement. In order to be entitled to any payments, rights and other entitlements pursuant to this Agreement or otherwise, the Executive must comply with the covenants and/or acknowledgements contained in Sections 7, 8, 9 and 10 of this Agreement. In addition, in order to be entitled to any payments, rights or other entitlements in connection with a termination covered by Section
6(a), Section 6(d) or Section 6(e) above (except for those payments or benefits required to be paid or provided by applicable law), the Executive shall be required to execute and deliver to the Company the Agreement and Release of
Claims attached hereto as Exhibit A (and not revoke such agreement

                                       10

within the applicable revocation period).

          (h) Nature of Payments; No Mitigation. Any amounts due under this
Section 6 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. In the event of termination of his employment for any reason in compliance with this Agreement, the
Executive shall be under no obligation to seek other employment and, except as specifically provided for in this Section 6 with respect to continuation of welfare benefits, there shall be no offset against amounts or entitlements due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain.

          (i) Resignation. Notwithstanding any other provision of this
Agreement, upon the termination of the Executive's employment for any reason or the Executive being directed not to come to work or not to perform services for the Company in accordance with Section 6(c) hereof, unless otherwise requested by the Board, he shall immediately resign from the Board, if applicable, and all boards of directors of any Affiliate of the Company of which he may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any Affiliate. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment or upon the date the Company directs him not to come to work or perform services for the Company, regardless of when or whether he executes any such documentation.

     7. Protection of Confidential Information and Company Property.

          (a) During the Term and thereafter, other than in the ordinary course of performing his duties for the Company or as required in connection with providing any cooperation to the Company pursuant to Section 10 below, the
Executive agrees that he shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any
Affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the course of his employment ("Confidential Information"), including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order him to divulge, disclose or make accessible such information. "Confidential Information" shall not include information that (i)
was known to the public prior to its disclosure by the Executive; or (ii)
becomes known to the public through no wrongful disclosure by or act of the
Executive or any representative of the Executive. In the event the Executive is requested by subpoena, court order, investigative demand, search warrant or other legal process to disclose any Confidential Information, the Executive agrees, unless prohibited by law or Securities and Exchange Commission regulation, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of the Executive's making such disclosure and the Executive agrees not to disclose such information unless and until the
Company has expressly authorized the Executive to do so in writing or the
Company has had a reasonable opportunity to

                                       11

object to such request or to litigate the matter (of which the Company agrees to keep the Executive reasonably informed) and has failed to do so.

          (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during the period of his employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work he performs, or information he receives regarding the business of the Company, while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning any Rights, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

          (c) The Executive agrees upon termination of employment (whether during or after the expiration of the Term and whether such termination is at the instance of the Executive or the Company), and regardless of the reasons therefor, or at any time as the Company may request, he will promptly deliver to the Company's General Counsel, and not keep or deliver to anyone else, any and all of the following which is in his possession or control: (i) Company property
(including, without limitation, credit cards, computers, communication devices, home office equipment and other Company tangible property) and (ii) notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing confidential or proprietary information of the Company or any of its Affiliates, including any and all documents relating to the conduct of the business of the Company or any of its Affiliates and any and all
documents containing confidential or proprietary information of the customers of the Company or any of its Affiliates, except for (x) any documents for which the
Company's General Counsel has given written consent to removal at the time of termination of the Executive's employment and (y) any information necessary for the Executive to retain for his tax purposes (provided the Executive maintains the confidentiality of such information in accordance with Section 7(a) above).

     8. Additional Covenants.

          (a) The Executive acknowledges that in his capacity in management the
Executive has had or will have a great deal of exposure and access to the
Company's trade secrets and Confidential Information. Therefore, to protect the
Company's trade secrets and other Confidential Information, the Executive agrees as follows:

               (i) during his employment with the Company or any Affiliate and for 12 months following termination of such employment (whether during the Term or thereafter), the Executive shall not, other than in the ordinary course of performing his duties hereunder or as agreed by the Company in writing, engage in a "Competitive
               Business," directly or indirectly, as an

                                       12

               individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its Affiliates is engaged in business. The Executive shall not be deemed to be in violation of this Section 8(a) by reason of the fact that he owns or acquires, solely as an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. "Competitive Business" shall mean a business engaged in (x) apparel design and/or apparel wholesaling or (y) retailing in competition with any business that the
               Company or its Affiliates is conducting at the time of the alleged violation; and

               (ii) during his employment with the Company or any Affiliate and for 18 months following termination of such employment for any reason (whether during the Term or thereafter), the Executive shall not, other than in the ordinary course of the Company's business or with the Company's prior written consent, directly or indirectly, solicit or encourage any customer of the Company or any of its Affiliates to reduce or cease its business with the
               Company or any such Affiliate or otherwise interfere with the relationship of the Company or any Affiliate with its customers.

          (b) The Executive agrees that during his employment with the Company or any Affiliate and for 18 months following termination of such employment for any reason (whether during the Term or thereafter), he shall not, other than in the ordinary course of the Company's business or with the Company's prior written consent, directly or indirectly, hire any employee of the Company or any of its Affiliates, or solicit or encourage any such employee to leave the employ of the Company or its Affiliates, as the case may be.

          (c) During any Notice Period and following the termination of the
Executive's employment for any reason (whether during the Term or thereafter), the Executive and the Company each agree to refrain from making any statements or comments, whether oral or written, of a defamatory or disparaging nature to third parties regarding each other (and, in the case of the Executive's commitment hereunder, the "Company" shall include an Affiliate of the Company and the Company's officers, directors, personnel and products). The Executive and the Company each understand that either party should be entitled to respond truthfully and accurately to statements about such party made publicly by the
Executive or the Company, as the case may be, provided that such response is consistent with the responding party's obligations not to make any statements or comments of a defamatory or disparaging nature as set forth herein.

     9. Injunctive and Other Relief.

          (a) The Executive acknowledges that the restrictions and commitments set forth in Sections 7, 8 and 10 of this Agreement are necessary to prevent the improper use and disclosure of Confidential Information and to otherwise protect the legitimate business interests of the Company and any of its Affiliates. The
Executive further acknowledges that the restrictions set forth in Sections 7, 8 and 10 of this Agreement are reasonable in all respects,

                                       13

including, without limitation, duration, territory and scope of activity. The
Executive expressly agrees and acknowledges that any breach or threatened breach by the Executive or any third party of any obligation by the Executive under this Agreement, including, without limitation, any breach or threatened breach of Section 7, 8 or 10 of this Agreement will cause the Company immediate, immeasurable and irreparable harm for which there is no adequate remedy at law, and as a result of this, in addition to its other remedies, the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order, specific performance or other equitable relief in favor of itself, without the necessity of posting a bond, restraining the Executive or any third party from committing or continuing to commit any such violation. If the Company defers or withholds any payment, benefit or entitlement due to the
Executive pursuant to this Agreement or otherwise based on the Executive's violation of this Agreement and it is subsequently finally determined that the
Executive did not commit such breach, the Company shall promptly pay all such unpaid amounts, and shall extend such rights or other entitlements, to the
Executive as of the date that it is so determined that the Executive did not commit such breach.

          (b) If any restriction set forth in Section 7, 8 or 10 of this
Agreement is found by any arbitrator or court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it will be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provision of Section 7, 8 or 10 of this Agreement is declared to be invalid or unenforceable, in whole or in part, for any reason, such invalidity will not affect the remaining provisions of such Section which will remain in full force and effect.

     10. Cooperation.

     Following the Executive's termination of employment for any reason (whether during or after the expiration of the Term), upon reasonable request by the
Company, the Executive shall cooperate with the Company or any of its Affiliates with respect to any legal or investigatory proceeding, including any government or regulatory investigation, or any litigation or other dispute relating to any matter in which he was involved or had knowledge during his employment with the
Company, subject to his reasonable personal and business schedules. The Company shall reimburse the Executive for all reasonable out-of-pocket costs, such as travel, hotel and meal expenses and reasonable attorneys' fees, incurred by the
Executive in providing any cooperation pursuant to this Section 10, as well as a reasonable per diem amount for the Executive's time (other than for time spent preparing for or providing testimony) which shall be based upon the Executive's
Base Salary at the Date of Termination.

     11. Tax Matters.

          (a) If any amount, entitlement, or benefit paid or payable to the
Executive or provided for his benefit under this Agreement and under any other agreement, plan or program of the Company (such payments, entitlements and benefits referred to as a "Payment") is subject to the excise tax imposed under
Section 4999 of the Code, or any similar federal or state law (an "Excise Tax"), then notwithstanding anything contained in this Agreement to the contrary, to the

                                       14

extent that any or all Payments would be subject to the imposition of an Excise
Tax, the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if the Executive received all of the
Payments (such reduced amount is hereinafter referred to as the "Limited Payment
Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the limitations described in the preceding sentence, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement, including, but not limited to, the other provisions of this Agreement, governing the Executive's rights and entitlements to any compensation, entitlement or benefit.

          (b) All calculations under this Section 11 shall be made by a nationally recognized accounting firm designated by the Company and reasonably acceptable to the Executive (other than the accounting firm that is regularly engaged by any party who has effectuated a Change in Control) (the "Accounting
Firm"). The Company shall pay all fees and expenses of such Accounting Firm. The
Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Company and the Executive within 45 days after the Change in Control or the Date of Termination, whichever is later (or such earlier time as is requested by the Company) and, with respect to the
Limited Payment Amount, shall deliver its opinion to the Executive that he is not required to report any Excise Tax on his federal income tax return with respect to the Limited Payment Amount (collectively, the "Determination").
Within 5 days of the Executive's receipt of the Determination, the Executive shall have the right to dispute the Determination (the "Dispute"). The existence of the Dispute shall not in any way affect the right of the Executive to receive the Payments in accordance with the Determination. If there is no Dispute, the
Determination by the Accounting Firm shall be final binding and conclusive upon the Company and the Executive (except as provided in subsection (c) below).

          (c) If, after the Payments have been made to the Executive, it is established that the Payments made to, or provided for the benefit of, the
Executive exceed the limitations provided in subsection (a) above (an "Excess
Payment") or are less than such limitations (an "Underpayment"), as the case may be, then the provisions of this subsection (c) shall apply. If it is established pursuant to a final determination of a court or an Internal Revenue Service (the
"IRS") proceeding which has been finally and conclusively resolved, that an
Excess Payment has been made, the Executive shall repay the Excess Payment to the Company on demand. In the event that it is determined by (i) the Accounting
Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the
IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the satisfaction of the Executive of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the
Executive within 10 days of such determination or resolution together with interest on such amount at the applicable federal short-

                                       15

term rate, as defined under Section 1274(d) of the Code and as in effect on the first date that such amount should have been paid to the Executive under this
Agreement, from such date until the date that such Underpayment is made to the
Executive.

     12. Representations.

          (a) The Executive represents and warrants that he has the free and unfettered right to enter into this Agreement and to perform his obligations under it and that he knows of no agreement between him and any other person, firm or organization, or any law or regulation, that would be violated by the performance of his obligations under this Agreement. The Executive agrees that he will not use or disclose any confidential or proprietary information of any prior employer in the course of performing his duties for the Company or any of its Affiliates.

          (b) The Company represents that (i) the execution of this Agreement and the granting of the benefits and awards hereunder have been authorized by the Company, including, where necessary, by the Board, (ii) the execution, delivery and performance of this Agreement does not violate any law, regulation, order, decree, agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Parties, it shall be the valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     13. Indemnification and Liability Insurance.

     The Company hereby agrees during, and after termination of, his employment to indemnify the Executive and hold him harmless, both during the Term and thereafter, to the fullest extent permitted by law and under the certificate of incorporation and by-laws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses
(including reasonable attorneys' fees), losses, amounts paid in settlement to the extent approved by the Company, and damages resulting from the Executive's good faith performance of his duties as an officer or director of the Company or any Affiliate of the Company. The Company shall reimburse the Executive for expenses incurred by him in connection with any proceeding hereunder upon written request from the Executive for such reimbursement and the submission by the Executive of the appropriate documentation associated with these expenses.
Such request shall include an undertaking by the Executive to repay the amount of such advance or reimbursement if it shall ultimately be determined that he is not entitled to be indemnified hereunder against such costs and expenses. The
Company shall use commercially reasonable efforts to obtain and maintain directors' and officers' liability insurance covering the Executive to the same extent as the Company covers its other officers and directors.

                                       16

     14. Resolution of Disputes.

     Except as otherwise provided in Section 9 above, any controversy, dispute or claim arising under or relating to this Agreement, the Executive's employment with the Company or any Affiliate or the termination thereof shall, at the election of the Executive or the Company (unless otherwise provided in an applicable Company plan, program or agreement), be resolved by confidential, binding and final arbitration, to be held in the borough of Manhattan in New
York City in accordance with the rules and procedures of the Commercial
Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall be binding upon the Parties. The Executive consents to the personal and exclusive jurisdiction of the Courts of the State of New York
(including the United States District Court for the Southern District of New
York) in any proceedings for equitable relief. The Executive further agrees not to interpose any objection for improper venue in any such proceeding. Each Party shall be responsible for its own costs and expenses, including attorneys' fees, and neither Party shall be liable for punitive or exemplary damages, provided that if the Executive substantially prevails with respect to all claims that are the subject matter of the dispute, his costs, including reasonable attorneys'
fees, shall be borne by the Company.

     15. Notices.

     Any notice given to a Party shall be in writing and shall be deemed to have been given (i) when delivered personally (provided that a written acknowledgement of receipt is obtained), (ii) three days after being sent by certified or registered mail, postage prepaid, return receipt requested or (iii)
two days after being sent by overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier), with any such notice duly addressed to the Party concerned at the address indicated below or to such other address as such Party may subsequently designate by written notice in accordance with this Section 15:

     If to the Company:     The Warnaco Group, Inc.
                            501 Seventh Avenue
                            New York, New York 10018
                            Attention: General Counsel

     If to the Executive:   The most recent address in the Company's records.

     16. Governing Law.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflicts of law, provided, however, that Federal law shall apply to the interpretation or enforcement of the arbitration provisions of Section 14 hereof.

                                       17

     17. Miscellaneous Provisions.

          (a) This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the
Effective Date, shall supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the
Parties with respect thereto (but not including any indemnification agreements and/or equity agreements which remain outstanding as of the Effective Date). No provision of this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company.
Notwithstanding the foregoing, in 2005, the Company shall have the right to modify any provision of this Agreement (or, if requested by the Executive, shall make such modification), including, without limitation, Section 4(d) and/or
Section 6 hereof, if, and only to the extent that, such modification shall be required, in the reasonable opinion of the Company's and/or the Executive's counsel, to comply with Section 409A of the Code or any regulations or similar guidance issued by the Treasury or the Internal Revenue Service with respect to
Code Section 409A. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party against whom it is being enforced (either the
Executive or an authorized officer of the Company, as the case may be). The respective rights and obligations of the Parties hereunder, including, without limitation, Section 4(d) (Supplemental Award), Section 7 (protection of confidential information and company property), Section 8 (additional covenants), Section 9 (injunctive and other relief), Section 10 (cooperation),
Section 13 (indemnification and liability insurance) and Section 14 (resolution of disputes), shall survive any expiration of the Term, including expiration thereof upon the Executive's termination of employment for whatever reason, to the extent necessary to the intended preservation of such rights and obligations.

          (b) The Company may withhold from any amounts or payments under this
Agreement such Federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (c) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the
Executive) and assigns. For purposes of this Section 17(c), a successor to the
Company shall be limited to an entity which shall have acquired all or substantially all of the business and/or assets of the Company and shall have assumed (whether by agreement or operation of law) the Company's rights and obligations under this Agreement. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will, operation of law or in accordance with this clause (c). The Executive shall be entitled, to the extent permitted under applicable plans, agreements or law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference

                                       18

in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          (d) In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable by an arbitrator or court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (e) The headings and subheadings of the sections contained in this
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          (f) This Agreement may be executed in two or more counterparts.

                           [Signatures on next page.]

                                       19

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    THE WARNACO GROUP, INC.

                                    By:    /s/ Joseph R. Gromek
                                        ----------------------------------------
                                    Name:  Joseph R. Gromek
                                    Title: President and Chief Executive Officer

                                    THE EXECUTIVE

                                    /s/ Stanley P. Silverstein
                                    --------------------------------------------
                                    Stanley P. Silverstein

                                       20

                                                                       EXHIBIT A

                         AGREEMENT AND RELEASE OF CLAIMS

          THIS AGREEMENT AND RELEASE is executed by STANLEY P. SILVERSTEIN (the
"Executive") as of the date hereof.

          WHEREAS, the Executive and The Warnaco Group, Inc. (the "Company")
entered into an employment agreement dated August 11, 2005 (the "Employment
Agreement");

          WHEREAS, the Executive has certain entitlements pursuant to the
Employment Agreement subject to the Executive's executing this Agreement and
Release and complying with its terms.

          NOW, THEREFORE, in consideration of the payments set forth in Section
6 of the Employment Agreement and other good and valuable consideration, the
Executive agrees as follows:

          The Executive, on behalf of himself and his dependents, heirs, administrators, agents, executors, successors and assigns (the "Executive
Releasors"), hereby releases and forever discharges the Company and its affiliated companies and their past and present parents, subsidiaries, successors and assigns and all of the aforesaid companies' past and present officers, directors, employees, trustees, shareholders, representatives and agents (the "Company Releasees"), from any and all claims, demands, obligations, liabilities and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, that any Executive Releasor had, may have had or now has against the Company or any other Company Releasee as of the date of execution of this Agreement and Release arising out of or relating to the Executive's employment relationship, or the termination of that relationship, with the Company (or any affiliate), including, but not limited to, any claim, demand, obligation, liability or cause of action arising under any Federal, state, or local employment law or ordinance (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of
1991, the Equal Pay Act, the Americans With Disabilities Act of 1991, the
Workers Adjustment and Retraining Notification Act, the Employee Retirement
Income Security Act (other than any claim for vested benefits), the Family and
Medical Leave Act, and the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act ("ADEA")), tort, contract, or alleged violation of any other legal obligation (collectively "Released Executive
Claims"). In addition, in consideration of the promises and covenants of the
Company, the Executive, on behalf of himself and the other Executive Releasors, further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to any of the foregoing actions, causes of action, claims or charges that are known or suspected to exist in the Executive's favor as of the date of this Agreement and
Release. Anything to the contrary notwithstanding in this Agreement and Release or the Employment Agreement, nothing herein shall release any Company Releasee from any claims or damages based on (i) any right or claim that arises after the date of this Agreement and Release pertaining to a matter that arises after such date, (ii) any right the Executive may have to enforce

                                       21

Sections 6, 11 and 13 of the Employment Agreement, (iii) any right or claim the
Executive may have to benefits or equity awards that have accrued or vested as of the Date of Termination or any right pursuant to any qualified retirement plan or (iv) any right the Executive may have to be indemnified by the Company to the extent such indemnification by the Company or any Affiliate is permitted by applicable law or the Company's by-laws.

          The Executive agrees that he shall continue to be bound by, and will comply with, the provisions of Sections 7, 8, 10 and 14 of the Employment
Agreement and the provisions of such sections, along with Section 9 of the
Employment Agreement, shall be incorporated fully into this Agreement and
Release.

          The Executive acknowledges that he has been provided a period of at least 21 calendar days (45 calendar days in the case of any termination covered by Section 7(f)(1)(F)(ii) of ADEA) in which to consider and execute this
Agreement and Release. The Executive further acknowledges and understands that he has seven calendar days from the date on which he executes this Agreement and
Release to revoke his acceptance by delivering to the Company written notification of his intention to revoke this Agreement and Release in accordance with Section 15 of the Employment Agreement. This Agreement and Release becomes effective when signed unless revoked in writing and in accordance with this seven-day provision. To the extent that the Executive has not otherwise done so, the Executive is advised to consult with an attorney prior to executing this
Agreement and Release.

          This Agreement and Release shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflicts of law. Capitalized terms, unless defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

          IN WITNESS WHEREOF, the Executive has executed this Agreement and
Release as of the date hereof.

                                             -----------------------------------
                                             Stanley P. Silverstein

                                             Date:
                                                   -----------------------------

                                       22